Exhibit 99.7

Pilgrim’s Pride Corporation’s Tender Offer for Gold Kist Inc. Frequently Asked Questions (FAQs)

1.	What is a “tender offer”?

A tender offer is an open invitation to all Gold Kist shareholders to tender - or sell - their Gold Kist shares to Pilgrim’s Pride for $20 per share in cash, if certain conditions are met. (Please visit http://www.pilgrimspride.com/corporate/GoldKist/ for more information.)

2.	How long will the tender offer last?

The tender offer is scheduled to expire at midnight, Eastern Daylight Time, on October 27, 2006, unless we decide to extend the offer to a later date. If Pilgrim’s Pride extends the expiration date of its tender offer, which often occurs, we will issue a press release announcing the new expiration date.

3.	Why hasn’t there been any progress on our previous proposal to buy Gold Kist?

As you know, on August 18, 2006, we made a proposal to Gold Kist’s board of directors to acquire the company for $20 per share in cash. At the same time, we explained that we would prefer to work together with Gold Kist and its board to negotiate a mutually beneficial agreement. Unfortunately, there has been virtually no progress toward negotiating a mutually agreeable transaction, and we have been forced to take our offer directly to Gold Kist shareholders.

4.	What happens if Gold Kist shareholders don’t want to sell their shares?

We believe that given the chance to decide for themselves, Gold Kist shareholders will find our $20 per share cash offer attractive and will seize the opportunity to maximize the value of their investment at a substantial premium to Gold Kist’s share price prior to our offer.

5.	What does this tender offer mean to me?

We believe the combination of Pilgrim’s Pride and Gold Kist will generate substantial benefits for the employees, customers, business partners and shareholders of both companies. By combining our two companies, we’ll be able to expand our geographic reach and customer base. This will allow us to compete more efficiently and provide even better service to customers. In addition, we believe this combination will result in greater career opportunities for you as we move forward and grow together.

6.	What will happen to my job if we buy Gold Kist?

Pilgrim’s Pride always has good places for good people. We believe that over the longer term, this combination will result in greater career opportunities for you as we move forward and grow together.

7.	How much will it cost to buy Gold Kist?

Based on our offer of $20 per share in cash and the amount of Gold Kist’s outstanding debt, the total value of the transaction is approximately $1.2 billion.

8.	How can Pilgrim’s Pride afford to buy Gold Kist when we’ve been losing money this year and we’ve been told to reduce costs?

Despite the significant business challenges we have faced this year, Pilgrim’s Pride is confident of its ability to finance this acquisition. There are a number of large lenders who have formally committed to helping us purchase Gold Kist.

We believe the combination of Pilgrim’s Pride and Gold Kist will create the world’s leading chicken producer and result in substantial value creation for our respective shareholders, employees, and business partners. Together we will offer our customers an even wider variety of fresh chicken and value-added products from a broader geographic base. In addition, we will be able to operate more efficiently as a combined company.

9.	What happens next?

The first step is to complete the tender offer. At this point it isn’t clear how long that will take. Until then, all of us must remain focused on our work and uphold the excellent standards that our customers expect from Pilgrim’s Pride. As always, we will try to keep you up-to-date as this acquisition moves forward. You can learn more about our offer for Gold Kist by visiting this link on our corporate website (http://www.pilgrimspride.com/corporate/GoldKist/).

10.	Who can I contact with additional questions?

We must abide by certain legal and regulatory requirements in pursuing this transaction, which unfortunately, at times, may restrict our communications. It is important that, as a company, we continue to speak with one voice on this matter. Please continue to forward all media inquiries to Gary Rhodes, Pilgrim’s Pride vice president of corporate communications, at (903) 434-1495, and all investor inquiries to Kathy Costner, Pilgrim’s Pride vice president of investor relations, at (903) 434-1430.

Forward-Looking Statements:

Statements contained herein that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management, including as to the expected benefits of the proposed transaction with Gold Kist, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting our operations or the application thereof; competitive factors and pricing pressures or the loss of one or more of our largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; management of our cash resources, particularly in light of our leverage, and restrictions imposed by and as a result of, our leverage; inability to complete the proposed acquisition or effectively integrate Gold Kist’s business or realize the associated cost savings and operating synergies currently anticipated; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Legal Information

This FAQ is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Gold Kist. Any offers to purchase or solicitation of offers to sell Gold Kist shares will be made only pursuant to the tender offer statement (including the offer to purchase, the letter of transmittal and other offer documents) which will be filed with the Securities and Exchange Commission (“SEC”). Gold Kist stockholders are advised to read these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety when they are filed because they will contain important information. Gold Kist stockholders may obtain copies of these documents for free (when they become available) at the SEC’s website at www.sec.gov or by calling Innisfree M&A Incorporated, the Information Agent for the offer, at 1-877-687-1874 (toll free from the U.S. and Canada).

Pilgrim’s Pride currently intends to solicit proxies for use at Gold Kist’s 2007 Annual Meeting of Stockholders, or at any adjournment or postponement thereof, to vote to increase the number of directors constituting Gold Kist’s entire board to 15 and fill nine positions on the expanded board with nominees of the president and chief executive officer of Pilgrim’s Pride. Investors and security holders are urged to read the proxy statement and other disclosure documents regarding the proposed transaction, when they are filed, because they will contain important information. These disclosure documents will be filed with the Securities and Exchange Commission by Pilgrim’s Pride Corporation and security holders may obtain a free copy of these disclosure documents (when they become available) and other documents filed with the SEC by Pilgrim’s Pride Corporation at the SEC’s web site at www.sec.gov. The disclosure documents filed with the SEC by Pilgrim’s Pride Corporation may also be obtained for free by directing a request to Pilgrim’s Pride Corporation at 4845 U.S. Highway 271 N, Pittsburg, Texas, 75686 Attn. Secretary. The identity of people who, under SEC rules, may be considered “participants in a solicitation” of proxies from Gold Kist stockholders for use at its 2007 Annual Meeting of Stockholders and a description of their direct and indirect interest in the solicitation, by security holdings or otherwise, is contained in the Form 425 filed by Pilgrim’s Pride with the SEC on August 24, 2006.